Exhibit 99.1

TPI Reports Second Quarter Fiscal Year 2014 Financial Results

CHENGDU, China, February 14, 2014 -- Tianyin Pharmaceutical Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in the patented biopharmaceutical, modernized traditional Chinese medicine (mTCM), branded generics and active pharmaceutical ingredients (API) announced financial results for the second quarter of fiscal year 2014.

Second Quarter Fiscal 2014 Ended December 31, 2013 Financial Highlights:

●	Revenue was $13.9 million versus $17.6 million in the second quarter FY 2013, a decrease of 21% year over year;
●	Gross profit was $6.2 million with gross margin at 45% versus gross profit of $6.8 million with gross margin at 39% in the second quarter FY 2013;
●	Operating income was $2.5 million, compared with $2.6 million in the second quarter FY 2013;
●	Net Income was $1.7 million compared with $1.8 million in the second quarter FY 2013;
●	Earnings per share of $0.06 per basic and diluted share, compared with $0.06 per basic and diluted share in the second quarter FY 2013; and
●	Cash and cash equivalents totaled $31.3 million on December 31, 2013.

Comparison of results for the three months ended December 31, 2013 and 2012:

	Three Months Ended December 31,
	2013	2012
	(In millions)
Sales	$13.9	$17.6
Cost of sales	$7.7	$10.8
Gross profit	$6.2	$6.8
Total operating expenses	$3.8	$4.2
Provision for income taxes	$0.7	$0.7
Net income	$1.7	$1.8

Sales for the quarter ended December 31, 2013 was $13.9 million, a decrease of 21% versus $17.6 million for the quarter ended December 31, 2012. The sales decrease reflected the continuous pricing pressure and restrictive sales policies in generic products compared with the same period of last year.

In the second quarter of FY 2014, our top five core product sales were:

1.	Gingko mihuan oral liquid (GMOL) for stroke and cardiovascular disorders: $6.3 million
2.	Mycophenolate mofetil capsules (MM) for renal transplant: $2.1 million
3.	Azithromycin tablets (AZI) for infection: $0.6 million
4.	Qingre jiedu oral liquid (QR): $0.7 million
5.	Qianlie Shule capsules (QS) for prostate conditions: $0.5 million

These core products totaled $10.1 million in sales, representing 73% of our revenue in the second quarter of FY 2014. With the pricing restriction and sales decrease in generic segment, we observed concentration of sales in the core product segment. The inclusion of GMOL in a number of Provincial EDL (PEDL) lists, such as the provinces of Henan, Shandong, Sichuan and Guangdong, and the City of Chongqing, has supported a meaningful sales increase in fiscal year 2013 continuing in fiscal year 2014. Before further provincial EDL penetration by GMOL, we consider that the current level of GMOL sales stabilized. The contribution from our distribution business through TMT for the past six months ended December 31, 2013 amounted to $2.2 million at 12% gross margin.

Cost of Sales for the quarter ended December 31, 2013 was $7.7 million or 55% of sales, versus $10.8 million or 61% of sales for the quarter ended December 31, 2012. The percentage decrease in our cost of sales year over year was mainly attributable to a greater mix of higher margin products augmented by a pricing stabilization of our lower margin generic products.

Gross Margin for the quarter ended December 31, 2013 was 45% versus 39% for the quarter ended December 31, 2012. The gross margin improvement was predominately the result of a greater mix of higher margin products being sold during the period.

Net Income was $1.7 million with a net margin of 12% for the quarter ended December 31, 2013, versus net income of $1.8 million with net margin of 10% for the quarter ended December 31, 2012. The improvement of net margin was predominately a result of improvements in our gross margins with reasonable sales and marketing expenditure.

Balance Sheet and Cash Flow

As of December 31, 2013, we had working capital totaling $40.4 million, including cash and cash equivalents of $31.3 million. Net cash provided by operating activities was $1.4 million for the six months ended December 31, 2013 versus net cash generated from operating activities as $ (0.7) million for the six months ended December 31, 2012. We had $(0.4) million and $(12.6) million cash used in investing activities for the six months ended December 31, 2013 and 2012, respectively. We expect further increase in the net cash used in investing activities in association with our QLF relocation project throughout the remainder of fiscal year 2014. Net cash provided by financing activities for the six months ended December 31, 2013, totaled $3.2 million as compared to net cash provided by financing activities for the same period of 2012 of $3.5 million.

We believe that TPI is adequately funded to meet all of our working capital and capital expenditure needs for fiscal year 2014.

Business Development & Outlook

Research and Development (R&D)

The partnership-based R&D strategy supports TPI to commercialize, produce, and broaden our product pipeline and to market those products through our sales and marketing infrastructure. Currently, we have been monitoring the progress of several pipeline drugs with our partnership research institutes, of which we could be able to register intellectual property rights of these products upon milestone results.

R&D for additional indications of GMOL

Our flagship product GMOL (CFDA certification number: H20013079; patent number: 20061007800225) contributes significantly to our revenue. Clinical application and information gathered from physicians showed that in addition to our approved indication for GMOL: cardiovascular disorders, coronary heart disease and cerebral ischemic attack including strokes, off-label use of GMOL have been indicated in hepatic diseases and ophthalmological diseases. The validity of these observations is currently being investigated.

Jiangchuan Macrolide Project (JCM)

TPI has completed the 240-ton JCM facility for the R&D, manufacturing and sale of API and chemical intermediates of macrolide antibiotics. In January 2012, JCM was approved for its GMP certification designated as "CHUAN M0799," which is valid for the period of December 31, 2011 until December 31, 2015. Following the efficiency improvement and calibration, JCM started the production of the macrolide API for TPI's Azithromycin Dispersible Tablets (SFDA No: H20074145) since July 2012. Currently the monthly production capacity of JCM is 5 - 10 tons of Azithromycin macrolide API. The API produced by JCM is mainly to supply for TPI's own Azithromycin Tablets.

Tianyin Medicine Trading Distribution Business (TMT)

TMT is established to distribute products manufactured by both TPI and other pharmaceutical companies to fuel our expanding sales network as well as to provide synergy to our existing organic product portfolio. TMT has been distributing mainly TPI's own products since its inception in 2009. Since 2010, TPI has signed and later extended distribution contracts with Jiangsu Lianshui Pharmaceutical ("Lianshui") to distribute Lianshui-branded generic injection products including cough suppressant, antibiotics, anti-inflammatory medicines and other healthcare indications. On average, TMT distribution revenue contributed approximately $1-2 million sales per quarter.

Pre-extraction and formulation plant development at Qionglai Facility (QLF)

In preparation for the new Good Manufacturing Practice (GMP) standards stipulated by the PRC government in early 2011, TPI initiated a process to optimize the manufacturing facilities and production lines of the Company in compliance with the new GMP standards. We received our current GMP certificate for both of our pre-extraction plant and formulate facilities on August 27, 2013 for the next three years until the end of 2015. In addition, under the guidance by provincial government, our facility is scheduled to be relocated to Qionglai County, south of Chengdu, which is designated for the pharmaceutical industry. The Qionglai facility (QLF) post-relocation is approximately 18 miles from the Company's recently completed JCM facility. The proposed relocation project also includes our TCM pre-extraction plant which is currently located near the center of the city of Chengdu surrounded by a rapidly expanding residential area. Both the pre-extraction plant and the formulation plant will subsequently be relocated to Qionglai County to become a combined QLF plant, which is estimated to be 80 mu or approximately 13 acres. The combined QLF plant, designed and constructed according to the latest GMP standards, is expected to relieve the current capacity saturation at the current facilities. The re-location cost for Phase I (which includes relocation of both the formulation plant and pre-extraction plant) is estimated at $25 million, which, when completed, is expected to expand the current capacity by approximately 30%. If the Company decides to further expand the capacity, Phase II QLF, an additional $10 million may be invested to double the current capacity. Since the official start of the relocation project in February 2012, the construction of the QLF project has been progressing on schedule. The relocation of pre-extraction plant of Phase I has been initiated at the beginning of 2014 calendar year which will be immediately followed by the initiation of the relocation of formulation plant.

Fiscal 2014 Guidance

TPI continues to experience restrictive pricing pressures in the pharmaceutical market. The prevailing tightened pricing control of generic medicines in China from the government's efforts to promote lower margined essential drugs (EDL) compressed our margins as well as our sale volumes of those generics. These factors, together with the negative market environment of Azithromycin API pricing led to intensified market and pricing competition combined with an excess of capacity that may last for the next few years.

We reiterate the revenue forecast to range from 0% to 5% year over year growth from fiscal year 2013, with about 10% net margin. The net income guidance excludes any non-cash expenses associated with stock or stock options compensation plans.

We believe the following factors will influence the future growth perspectives of TPI:

1.	Revenue growth of TPI's core product portfolio led by flagship product GMOL;
2.	Gradual ramp up of JCM revenue in the fiscal year 2014;
3.	Stabilization of generic sales following the progressive pricing restrictions;
4.	Meaningful TMT distribution revenue contribution; and
5.	QLF relocation and smooth transition of production capacity.

Management will continue to evaluate the Company's business outlook and communicate any changes on a quarterly basis or as when appropriate.

Conference Call

Senior management of TPI will host its earnings conference call for the second quarter of fiscal year 2014 ended December 31, 2013 to be held at 9:00 a.m. ET on Friday, February 14th, 2014.

Interested parties may access the call by dialing:

TOLL-FREE	1-877-941-1428
TOLL/INTERNATIONAL	1-480-629-9808
Conference ID:	4667572

It is advisable to dial in approximately 5 minutes prior to the start of the call.

Replay Dial-In Numbers:

TOLL-FREE	1-877-870-5176
TOLL/INTERNATIONAL	1-858-384-5517
From:	02/14/14 @ 12:00 pm Eastern Time
To:	02/28/14 @ 11:59 pm Eastern Time
Replay Pin Number:	4667572

This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at the following link: http://public.viavid.com/index.php?id=107804

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, mTCM, branded generics and API. TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 10 are included in the essential drug list (EDL) of China. TPI's pipeline targets various high incidence healthcare indications. For more information about TPI, please visit:  http://www.tianyinpharma.com

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:
Investors Contact:	ir@tpi.asia
Web:	http://www.tianyinpharma.com
Tel:	+86-28-8551-6696 (Chengdu, China)
+86 134-36-550011 (China)

Address:
23rd Floor Unionsun Yangkuo Plaza No. 2, Block 3, South Renmin Road Chengdu, 610041 China

Tianyin Pharmaceutical Co., Inc.
Consolidated Balance Sheets
(Unaudited)
	December 31,	June 30,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$31,307,119	$26,827,008
Restricted cash	-	4,536,000
Accounts receivable, net of allowance for doubtful accounts of $103,220 and $102,149 at December 31, 2013 and June 30, 2013, respectively	10,785,253	10,112,718
Inventory	6,037,270	6,036,014
Other current assets	-	313,320
Total current assets	48,129,642	47,825,060

Property and equipment, net	40,506,632	40,603,232
Intangibles, net	21,317,994	21,505,012
Goodwill	212,810	210,600
Total assets	$110,167,078	$110,143,904

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,466,397	$1,352,560
Accounts payable – construction related	-	2,723,290
Short-term bank loans	4,583,600	5,929,200
Income tax and other taxes payable	1,196,355	1,442,111
Other current liabilities	472,403	449,062
Total current liabilities	7,718,755	11,896,223

Total liabilities	7,718,755	11,896,223

Equity
Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding as of December 31, 2013 and June 30, 2013, respectively	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized, 29,496,276 shares issued and 29,382,791 shares outstanding as of December 31, 2013 and June 30, 2013, respectively	29,496	29,496
Additional paid-in capital	30,134,852	30,134,852
Treasury stock	(135,925)	(135,925)
Statutory reserve	7,247,466	6,847,315
Retained earnings	53,825,888	50,967,308
Accumulated other comprehensive income	11,224,655	10,178,358
Total stockholders’ equity - Tianyin Pharmaceutical Co., Inc.	102,326,432	98,021,404

Noncontrolling interest	121,891	226,277

Total equity	102,448,323	98,247,681

Total liabilities and equity	$110,167,078	$110,143,904

Tianyin Pharmaceutical Co., Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Sales	$13,923,166	$17,603,298	$28,671,714	$33,574,995

Cost of sales	7,705,869	10,799,516	16,460,902	20,527,509

Gross profit	6,217,297	6,803,782	12,210,812	13,047,486

Operating expenses
Selling expenses	2,428,675	2,885,087	4,967,919	5,646,525
General and administrative expenses	1,082,395	1,097,854	2,111,161	2,219,387
Research and development	252,014	222,423	503,328	438,353
Total operating expenses	3,763,084	4,205,364	7,582,408	8,304,265

Income from operations	2,454,213	2,598,418	4,628,404	4,743,221

Other income (expenses):
Interest income	86,424	31,842	108,734	99,444
Interest expense	(119,821)	(113,468)	(222,722)	(221,872)
Total other expenses	(33,397)	(81,626)	(113,988)	(122,428)

Income before provision for income taxes	2,420,816	2,516,792	4,514,416	4,620,793

Provision for income taxes	727,757	668,762	1,361,865	1,251,810

Net income	1,693,059	1,848,030	3,152,551	3,368,983

Less: net loss attributable to noncontrolling interest	(50,549)	(15,920)	(106,180)	(36,584)

Net income attributable to Tianyin Pharmaceutical Co., Inc.	$1,743,608	$1,863,950	$3,258,731	$3,405,567

Basic and diluted earnings per share	$0.06	$0.06	$0.11	$0.12

Weighted average number of common shares outstanding:
Basic and diluted	29,382,791	29,332,791	29,382,791	29,332,791

Tianyin Pharmaceutical Co., Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income	$1,693,059	$1,848,030	$3,152,551	$3,368,983

Other comprehensive income
Foreign currency translation adjustment	435,429	226,799	1,048,091	114,299

Total other comprehensive income	435,429	226,799	1,048,091	114,299

Total Comprehensive income	2,128,488	2,074,829	4,200,642	3,483,282

Less: Comprehensive income attributable to the noncontrolling interest	(49,912)	(15,225)	(104,386)	(36,249)

Comprehensive income attributable to Tianyin Pharmaceutical Co., Inc.	$2,178,400	$2,090,054	$4,305,028	$3,519,531

Tianyin Pharmaceutical Co., Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net Income	$3,152,551	$3,368,983
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,297,519	1,171,649
Share-based payments	-	17,730
Changes in current assets and current liabilities:
Accounts receivable	(563,334)	786,045
Inventory	61,748	(1,099,581)
Other current assets	314,887	628,465
Accounts payable and accrued expenses	99,102	(319,349)
Accounts payable – construction related	(2,736,906)	(329,684)
Trade notes payable	-	(4,679,585)
Income tax payable and other taxes payable	(259,470)	(170,821)
Other current liabilities	18,527	(33,539)

Net cash provided by (used in) operating activities	1,384,624	(659,687)

Cash flows from investing activities:
Additions to property and equipment	-	(1,002,716)
Advance payments – construction and equipment	-	(5,298,242)
Additions of construction in progress	(367,234)	(6,123,118)
Acquisition of subsidiary–Hengshuo (HSP)	-	(206,219)

Net cash used in investing activities	(367,234)	(12,630,295)

Cash flows from financing activities:
Restricted cash	4,558,680	3,537,449
Proceeds from short-term bank loans	4,558,680	-
Repayment on short-term bank loans	(5,958,846)	-
Net cash provided by financing activities	3,158,514	3,537,449

Effect of foreign currency translation on cash	304,207	39,891

Net increase(decrease) in cash and cash equivalents	4,480,111	(9,712,642)

Cash and cash equivalents – beginning of period	26,827,008	35,152,295

Cash and cash equivalents – ending of period	$31,307,119	$25,439,653

Supplemental disclosures of cash activities
Cash paid for interest	$222,645	$221,872
Cash paid for income taxes	$1,340,918	$1,390,391